Exhibit 99.1

December 22, 2006
Execute Sports, Inc.
1284 Puerta del Sol, Suite 150
San Clemente, CA 92673

Attn. Mr. Craig Washingtoin, Chairman of the Board of Directors

Reference: Letter of Resignation

For personal reasons I hereby would like to present my formal resignation as the Chief Executive Officer of Execute Sports, Inc. I wish you and the Company the best. Thank you for your support.

Sincerely,

/s/ Todd Hahn
Todd Hahn